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                                            Contact:  See last page
Rochester Tel
180 South Clinton Avenue
Rochester, NY 14646-0700

Media Relations:
Phone (716) 777-1090
Fax   (716) 325-4624



For Release:     October 10, 1994

Summary:         ROCHESTER TEL TO ACQUIRE WCT COMMUNICATIONS
                 RCI Expands to Become Nationwide Company



Rochester, New York -- October 10, 1994 -- In its largest long distance acquisition to date, Rochester Telephone Corporation (NYSE: RTC) will acquire the California-based WCT Communications, Inc. (NASDAQ: WCTI).

     Rochester Tel and WCT announced that they signed a Letter of

Intent which provides that Rochester Tel will make a cash tender offer for all of the stock of WCT for $7.325 in cash for each share of WCT,

as more fully described later in this release. The total consideration will be approximately $110 million in cash.  The transaction is subject to several conditions, including the approval of the Rochester Tel

Board of Directors, the WCT Board, necessary regulatory approvals, and appropriate due diligence.

     Once the transaction is finalized, WCT's interexchange operations will be merged into Rochester Tel's long distance operation, RCI Long

Distance.  RCI, with annualized revenues of over $300 million, is currently the nation's ninth largest long distance carrier. WCT had revenues of $103 million in its fiscal year ended June 30, 1994.

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     "This acquisition is an important milestone for Rochester Tel and the next logical step for RCI," said Ronald L. Bittner, Rochester Tel's chief executive officer.  "The acquisition of WCT will accelerate RCI's nationwide long distance expansion by at least a year.  Geographically,

WCT is an excellent match, with service in 45 states and switches in major metropolitan areas we have already targeted for expansion," said

Bittner.

     WCT has switches in Los Angeles, San Francisco, Chicago, Dallas,

Atlanta and Seattle, while RCI maintains switches in Philadelphia,

Cleveland, Atlanta, Chicago, New York City, Washington, DC, Rochester,

NY, Burlington, VT and Manchester, NH.  RCI, which was launched as a regional long distance carrier in 1984, has introduced 1-plus services nationwide over the last several years and now markets in 20 states in the Midwest, South and Northeast.

     Bittner added that WCT's customer base of small and mid-sized business, and its growing retail presence, are a good match for RCI.

     "RCI also has a strong base of mid-sized business accounts," said

Bittner, "and a growing retail base.  RCI's retail revenues increased by 43 percent in 1993 alone."  A significant contributor to the growth has been the popularity of RCI's Budget Call service, a direct-dial retail product offering that does not require a customer to change long distance carriers, now available in 16 states.

     "This transaction is the right fit for WCT," said Richard Frockt,

chief executive officer of WCT.  "We have built a strong company that now needs to be part of a larger organization such as Rochester Tel and

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RCI.  Our compatible philosophies and Rochester Tel's reputation as a leader in the industry make this an excellent alliance."

     Of the $7.325 per share, approximately $7.05 will be paid in cash for each share of WCT common stock outstanding on the closing of the tender offer and approximately $.27 will be payable for each share and for each option and warrant to purchase a share of WCT.  The $.27 shall be deposited into escrow at the closing to cover the costs and potential liability of certain litigation against WCT.  Any amounts not so used will be distributed to the holders of share options and warrants as described above.

    The cash tender offer will be followed by a cash merger in which any shares not tendered will be acquired at the same price.  The Letter of Intent provides that the acquisition will not be subject to a financing contingency.  Richard Frockt and Christopher Edgecomb,

executive vice president, who between them hold approximately 30 percent of WCT's outstanding common stock, have agreed to tender their shares to Rochester Tel in connection with the offer.

     The tender offer will commence no later than October 17, 1994,

subject to the negotiation and execution of definitive documentation and the approval of the acquisition by the respective Boards of

Directors of Rochester Tel and WCT no later than noon, New York City time, on October 16, 1994.  If the respective Boards of Directors of

Rochester Tel and WCT have not approved the acquisition by such time,

the Letter of Intent may be terminated by either party.

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     Since definitive agreements remain to be negotiated, there can be no assurance that a transaction will ultimately be consummated.  The transaction requires various regulatory approvals, including that of the New York State Public Service Commission ("NYSPSC").

     Rochester Tel has acquired four other long distance companies over the last three years:  Long Distance North (Burlington, VT) and Taconic

Long Distance (Albany, NY) in 1991, and Budget Call Long Distance and

Mid Atlantic Telecom (Washington, DC) in 1993.  Total long distance revenues have grown from less than $144 million in 1990 to annualized revenue of more than $300 million for 1994.

     Based in Rochester, New York, Rochester Telephone Corporation is a

provider of integrated telecommunications services to more than 1.5 million customers in 32 states in the Northeast, Midwest and South.

Rochester Tel's principal lines of business are long distance service,

local telephone operations and cellular service.  Its innovative Open

Market Plan, which would make Rochester the first community in the country to be open to competition for local telephone service, will be considered by the NYSPSC on October 13.

PROFILE OF BOTH COMPANIES FOLLOWS.  MAP OF COMBINED OPERATION AVAILABLE

THROUGH PR NEWSWIRE PHOTOSHOP.


Contacts:

For Rochester Tel:
  Linda J. Crociata (media) -- (716) 777-7693
  Philip H. Yawman (investors) -- (716) 777-6179
  John K. Purcell, Corporate V.P.- Partnering & Alliances-(716)777-7944 Louis L. Massaro, Corporate V.P. and Treasurer -- (716) 777-7940

For WCT Communications:
  Martin Nason, Chief Financial Officer -- (805) 963-2423
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                      COMBINED RCI/WCT PROFILE
                        Revenues:  $366 million
                         Switch locations:  13



WCT Communications, Inc.
Revenues for fiscal year ending June 30, 1994:  $103 million

     WCT entered the long distance business in 1989. The company has two primary areas of business: wholesale services in which the company provides termination services for other long distance carriers and resellers; and retail services in which the company provides both long distance and local services, principally to small and mid-size businesses. WCT controls one of the most extensive long-distance networks in California.

     In its fiscal year ended June 30, 1994, WCT's wholesale and retail commercial customers accounted for approximately 60 percent and 40 percent, respectively, of total revenues.



RCI - Rochester Tel's Long Distance Operation
1993 Revenues:  $263 million

     RCI Long Distance provides a full range of long distance voice, video and data communications services for business and residential customers in the Northeast, Midwest, Mid-Atlantic and several southern states. Through reciprocal arrangements with other long distance carriers, RCI provides interconnections to the entire United States and 200 countries around the world, including direct dial services between countries outside of the U.S.

     Launched in 1984, RCI has built a robust network employing digital switching systems, fiber optics, terrestrial microwave and SS7, the latest industry-standard switching technology. With a network availability rating of 99.9976 percent, the RCI network exceeds the industry benchmarks for excellence.

     Growth in long distance services over the past several years has come from sales and marketing of the company's products; numerous value-oriented programs and partnerships; the establishment of a resale operation in communities served by the company's telephone subsidiaries; and the acquisition of four long distance companies.


                                 # # #

A chart depicting the Combined RCI/WCT Network is attached to the press release. The chart indicates RCI Switching Centers, RCI DS-3 Major Points of Presence, RCI DS-3 Backbone Network, WCT Switching Centers, WCT DS-3 Major Points of Presence and WCT DS-3 Back Network across the continental U.S.